May 4, 2010

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Re:     PhotoMedex, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PhotoMedex, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Rule 462(b) Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Rule 462(b) Registration Statement incorporates by reference in its entirety the Registration Statement on Form S-1 (File No. 333-164089), initially filed with the Commission on December 31, 2009 (as amended by pre-effective amendments Nos. 1-9, the “Initial Registration Statement”), and declared effective by the Commission on May 3, 2010. The Rule 462(b) Registration Statement relates to the proposed offering and sale of up 115,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”).

In connection with this opinion letter, we have examined the Rule 462(b) Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company as contemplated by the plan of distribution described in the Initial

PhotoMedex, Inc.

May 4, 2010

Registration Statement, incorporated by reference in the Rule 462(b) Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the 462(b) Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP